Ex 10.20
Convertible Promissory Note

$500,000.00	September 19, 2006
     FOR VALUE RECEIVED, Icuiti Corporation, a Delaware corporation with an address at 75 Town Centre Drive, Rochester, NY 14623 (“ Maker”), promises to pay to the order of Sally Hyde Burdick (“ Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000.00), with interest at the rate of 10% per annum, in accordance with the terms of this Note; provided that so long as an Event of Default (as hereinafter defined), or any event which with notice or passage of time or both would constitute an Event of Default, shall exist and be continuing, interest shall accrue daily at the rate of eighteen percent (18%) per annum.
     1.     Payments.   Maker shall pay the entire principal balance, plus all accrued and unpaid interest thereon, on January 31, 2009. All payments shall be in lawful money of the United States. Payments shall be made to Payee at One Masters Cove, Pittsford, New York 14534, or at such other place as Payee or any subsequent holder of this Note may designate to Maker in writing.
     2.     Prepayment.   The indebtedness evidenced by this Note may be prepaid at any time and from time to time, in whole or in part without premium or penalty, but with accrued interest to the date of prepayment on the amount of principal being prepaid; provided, however, that the Maker shall give the Payee not less than thirty (30) days advance notice of any such prepayment.
     3.     Optional Conversion.   The Payee may at any time and from time to time prior to the maturity date of this Note, or, if Maker elects to prepay this Note or a portion hereof or interest hereon prior to maturity pursuant to the provisions of Section 2 hereof, at any time prior to the date of such prepayment or interest payment, convert all or any portion of the principal of this Note and the accrued interest thereon into whole shares of the $.001 par value Common Stock of Maker (or such Common Stock as Maker or its successor shall be authorized to issue on such date of conversion), upon surrender of this Note to Maker at its principal office, duly endorsed or signed in blank, and accompanied by a written subscription in form annexed hereto as Exhibit “A”. The conversion price of this Note (hereinafter referred to as the “Conversion Price”) shall be 26.67 cents ($0.2667) per share, subject to adjustment as set forth below. Payee’s right to convert this Note as set forth herein shall be subject to the following terms and conditions:
              a.     Interest shall cease to accrue on any portion of the principal amount of this Note converted pursuant to the provisions of this Section 3, immediately upon, and as of, the conversion thereof. As promptly as shall be practicable after the surrender of this Note for conversion in whole or in part, Maker will issue and deliver to the Payee the number of whole shares of Common Stock (or other equity securities) into which this Note shall be so converted, and a new Note for any unconverted portion hereof and any cash payable in lieu of the issuance of any fractional share or script representing a fractional share. Such conversion shall for all purposes be deemed to have been effected at the close of business on the day of such surrender, or, if such day shall not be a business day, at the close of business on the next succeeding business day.

              b.     Notwithstanding the other provisions of this Section 3, Maker reserves the right to delay giving effect to any conversion until the Holder shall deliver to Maker the letter hereinabove referred to as Exhibit “A”. In this connection, Maker also reserves the right to imprint restrictive legends on the Certificates representing the shares of Common Stock (or other equity securities) into which this Note shall be converted and to place stop transfer orders against the same. Nothing contained herein shall be construed as requiring counsel for Maker to subsequently issue any opinion letter that registration is not required, and such counsel may refuse to issue such an opinion letter on any reasonable grounds or may require opinion letters from counsel for the proposed transferor, affidavits from the proposed transferor or transferee, letters from the Securities and Exchange Commission or any other documents which said counsel may deem to be necessary or desirable and proper as a condition precedent to issuing such an opinion letter.
              c.     In the event that at any time the Common Stock of Maker shall be exchanged for, or changed into, a different kind and/or a number of shares of stock of Maker or of another corporation or property of some other kind by reason of a merger, consolidation, sale of assets, recapitalization, reclassification, stock dividend, stock split-up, combination of shares, liquidation or otherwise, then, until any further adjustment is required, there shall be issuable upon the conversion of this Note, in lieu of each share of Common Stock of Maker or of any other stock theretofore issued pursuant to the provisions of this Paragraph, the kind and/or number of shares of stock or other property (including cash) for which each share of Common Stock of Maker or such other stock shall be so exchanged, or into which each share of Common Stock of Maker or such other stock shall be so changed (including by distribution in liquidation); and the Conversion Price shall be automatically adjusted to a new Conversion Price as nearly equivalent as practicable to the adjustment in shares of stock, if by reason of such merger, consolidation, recapitalization, reclassification or otherwise the number of issued and outstanding shares of Common Stock of Maker shall have been exchanged for or changed into such new shares on other than a one-to-one basis. If such event requires an adjustment in the Conversion Price, Maker shall mail notice of the nature of such event and the new Conversion Price to the Purchaser at the Purchaser’s registered address within ten (10) days after the occurrence of such event.
              d.     No adjustment in the Conversion Price shall be made for cash dividends on the shares of Common Stock of Maker or any other stock issued upon any conversion of this Note. No fractional shares or script representing fractional shares will be issued upon the conversion of this Note. In lieu of the issuance of any fractional share otherwise called for upon such conversion, Maker will pay to the Purchaser an amount in cash equal to the value of such fractional share, based upon the Conversion Price.
              e.     Maker shall at all times, prior to the maturity date of this Note, reserve and keep available out of its authorized but unissued Common Stock (or, if issued, other equity securities), solely for the purposes of issuance upon conversion of this Note as herein provided, a sufficient number of shares of Common Stock (or such other securities) to effect the conversion of this Note at the Conversion Price which shall, from time to time, be in effect. Such shares of Common Stock when issued upon conversion shall be duly and validly issued and fully-paid and non-assessable; however, such shares of Common Stock will not be registered under the Act, or any successor statute or similar State Law, by reason of an exemption established by the Payee’s intent not to distribute the same as set forth in Exhibit “A”.

     If Maker elects to prepay this Note in whole or in part or to pay interest hereon prior to maturity pursuant to the provisions of Section 2 hereof and Payee shall, pursuant to the provisions of this Section 3, desire to convert all or any portion hereof so called for prepayment or the interest proposed to be prepaid, Payee shall give notice to such effect to Maker concurrently with the surrender of such Note and prior to the date fixed for such prepayment or interest payment, stating the portion of the Note which Payee desires to so convert. In such event, such portion shall not be prepaid or paid, but rather shall be converted in accordance with the provisions of this Section 3, and Maker shall have no further obligation with respect to such prepayment or interest payment.
     4.     Mandatory Conversion.   In the event that (a) there shall be a sale of all or substantially all of the shares or assets of Maker to an unrelated third party, or (b) Maker shall become a party to a merger, consolidation or similar event with an unrelated third party, the Company may require the Holder to surrender this Note for conversion at the then-applicable Conversion Price. To exercise such right, the Company must deliver a notice to that effect (“Notice of Forced Conversion”) at least twenty (20) calendar days prior to the date fixed for closing of such transaction, which notice shall be effective only if such transaction shall close, immediately preceding the closing thereof. In the event of a mandatory conversion pursuant to the provisions of this section 4. the Holder agrees to be bound by the provisions of any agreements generally applicable to the shareholders of Maker entered into in connection with the transaction that results in such mandatory conversion.
     5.     Subordination.
              a.     Definition of Senior Debt.   As used herein “Senior Debt” means all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations of the Maker in respect of (a) money borrowed by the Maker from an institutional lender (b) those obligations listed on Schedule B to this Note.
              b.     General.   The indebtedness of the Maker to the Holder under this Note and all of the rights of Holder under this Note shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by Maker. Notwithstanding the immediately preceding sentence, Maker shall pay, and Payee shall be permitted to receive, any regularly scheduled payment of interest or principal on this Note so long as, at the time thereof, such payment is permitted by the documents evidencing the Senior Debt.
              c.     Enforcement.   Payee will not take or omit to take any action or assert any claim with respect to this Note, any of the obligations of the Maker hereunder or otherwise which is inconsistent with the provisions of this Section 5. Until the Senior Debt has been finally paid in full in cash, the Payee shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of Maker or any guarantor.

              d.     Modifications, Extensions, Releases, Settlements.   Payee agrees that Maker may incur or increase the amount of the Senior Debt, modify the terms of any Senior Debt, extend the term of any Senior Debt, grant or obtain the release of security interests with respect to collateral for the Senior Debt and otherwise deal with the Senior Debt without the consent of Payee and without affecting the agreements of Payee contained in this Section 5.
     6.     Events of Default.   If any of the following events (“ Events of Default”) shall occur and be continuing, Payee may, by notice to Maker, declare this Note, all interest hereon, and all other amounts payable hereunder to be due and payable, whereupon the same shall become immediately due and payable:
              a.     There is a failure to make any payment of principal of or interest on this Note when due, or Maker breaches any other obligation to Payee hereunder,
              b.     Maker shall become insolvent or admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;
              c.     Any proceedings shall be instituted by or against Maker seeking either (i) an order for relief with respect to, or reorganization, arrangement, adjustment or composition of, its debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or for any substantial part of its property; and, with respect only to a proceeding instituted against Maker, such proceeding is not dismissed within thirty (30) days thereafter;
              d.     There shall be any default or event of default under any guarantee of, or subordination agreement relating to, or mortgage, security or other agreement securing, this Note;
              e.     Maker’s failure to conduct business in the ordinary course, dissolution or termination of existence.
     7.     No Waiver, etc.   No delay or omission on the part of Payee in exercising any right hereunder or under any guarantee of or subordination agreement relating to, or mortgage, security or other agreement securing, this Note (whenever entered into or granted) shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Maker, and every endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind with respect to this Note and assents (i) to any extension or postponement of the time of payment and to any other indulgence, (ii) to the addition or release of, or any compromise or settlement with, any endorser or other party or person primarily or secondarily liable hereunder, and (iii) to the addition or release of, the failure to take or perfect an interest in, any compromise or settlement with respect to, or any delay in proceeding or failure to proceed against, any collateral or other security for this Note.

8.     Payee’s Expenses.   Maker also agrees to pay on demand all costs and expenses (including fees and expenses of counsel) incurred by Payee in administering and/or enforcing this Note and any and all security agreements, mortgages and guarantees securing this Note and under all subordination agreements relating to this Note; and in taking, holding, insuring, appraising, preparing for sale and selling, or otherwise realizing on, any collateral securing this Note. All such costs and expenses shall bear interest, payable on demand, from the date of payment thereof by Payee until paid in full by Maker at the rate(s) from time to time applicable to the principal of this Note, including any rate applicable during the existence of an Event of Default or any event which with notice or passage of time or both would constitute an Event of Default.
9.     Governing Law.   This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, without giving effect to conflict of laws principles.
10.     Notices.   Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also delivered or mailed, as set forth under (i), (ii) or (iii) above, within three days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this paragraph.
11.     Modifications; Waiver.   No modification or waiver of this Note or any part hereof shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be deemed effective to modify, amend, waive or discharge any part of this Note or of the rights or obligations of Maker hereunder.
     IN WITNESS WHEREOF, Icuiti Corporation. has executed this Note as of the date first above written.

Icuiti Corporation
WITNESS	By:	/s/ Paul Travers
		Name:	Paul Travers
		Title:	Print President

EXHIBIT A
Icuiti Corporation

Gentlemen:
     I hereby exercise my right to convert the Promissory Note (the “Note”), in the principal amount of $500,000, issued to me by Icuiti Corporation (the “Company”) and dated September ___, 2006, into shares of the $.001 par value Common Stock of the Company (“Common Stock”), as provided in the Note, as follows:
     I hereby request that $                     in principal amount of the Note and accrued interest thereon of $                     be converted into                      shares of Common Stock (the “Shares”) at a Conversion Price of $                     per share, which is the Conversion Price in effect under the Note on the date hereof. I request that The Company issue to me a new Note representing the excess, if any, of the amount of the Note being converted over the principal balance thereof, and that the Company pay me interest accrued on the portion of the Note being converted, through the date hereof, as provided in the Note.
     In connection with the acquisition by me of the Shares, I represent, warrant and covenant to the Company as follows:
     1.     Investment Intent.   I represent to the Company that all of the Shares are being acquired by me for my own investment account and not with a view to, or for resale in connection with, any distribution of the Shares nor with any intention of dividing with others my ownership of or interest in the Shares.
     2.     Shares Not Registered.   I acknowledge that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption under the provisions of the Act which depends upon the representations contained in this letter and (b) the Company is relying on such representations as a condition precedent to the issuance of the Shares.
     3.     Sale and Registration.   I understand that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is available to me. I acknowledge that the Company is under no obligation to register the Shares in the future; that any sales made by me publicly can only be made in compliance with Rule 144 promulgated pursuant to the Act (“Rule 144”), or in compliance with some other exemption from registration; that Rule 144 will not be available to me until I have held the Shares for at least two (2) years after I have made full payment for the Shares, within the meaning of the Act, and will then be available only to the extent permitted by Rule 144, which may limit the number of shares which may be transferred and the circumstances of any transfer; that the availability of Rule 144 is dependent in part on the availability of certain public information about the Company, and that the Company has made no commitment to make such information available; that Rule 144 may no longer be in effect, may have been amended so as to be inapplicable to a sale of the Shares by me or may otherwise be unavailable to me when I desire to sell the Shares; and that, if Rule 144 has been so amended or is unavailable to me, and if the Shares are not then registered, any public resale of the Shares may be made only in compliance with some other exemption from registration under the Act, and only if such an exemption is available to me.
     4.     Risk and Disclosure.   I understand the nature of the investment being made and the financial risks thereof. I have been accorded access to all of the financial statements and other information concerning the Company that I deem necessary or appropriate to the purchase of the Shares by the conversion of the Note, and do not desire further information or data concerning the Company in connection with such purchase.
     5.     Transfer Restrictions.   I agree that the Shares may not be transferred, and that the Company shall not be required to register any such transfer, unless and until The Company shall have been informed of the proposed transfer and:
A.	A registration statement with respect to the Shares shall be effective under the Act and I shall have furnished to the Company satisfactory proof of compliance with any other applicable law; or

B.	I shall have obtained and delivered to the Company an opinion of counsel, in form and content satisfactory to the Company and its counsel, that no violation of the Act or any other applicable law will be involved in such transfer, and/or such other documentation in connection therewith as counsel for the Company may in their sole discretion require in order to permit them make a determination that the transfer will involve no such violation.
     6.     Legends.   I agree that appropriate legends may be placed on any certificates delivered to me representing the Shares in order to give notice of the transfer restrictions and right of first refusal set forth in this letter and that the Company may cause stop transfer orders to be placed on my account.
     7.     Indemnification.   In consideration of the issuance and sale of the Shares to me, I hereby agree to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all liability losses, damages, expenses and attorneys’ fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or my failure to comply with, any representations or agreements contained in this letter.
Very truly yours,

Witness